                              ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
               MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.



         MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC. (the
"Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1221 Avenue of the Americas, New York, New York 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a)(1) of the Maryland General Corporation Law, a majority of the full Board of Directors by unanimous consent dated April 9, 2001, have changed the name of the Corporation to Morgan Stanley Institutional Fund, Inc.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation.

         FOURTH: Article SECOND, of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

              The name of the Corporation is Morgan Stanley Institutional Fund, Inc.

         FIFTH: Pursuant to the authority contained in Section 2-605(a)(2) of the Maryland General Corporation Law, a majority of the full Board of Directors by unanimous consent dated April 9, 2001, have changed the name of the Global Equity Portfolio to the Global Value Equity Portfolio, the Japanese Equity Portfolio to the Japanese Value Equity Portfolio and the European Equity Portfolio to the European Value Equity Portfolio.

         SIXTH: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the names of the three portfolios.

         SEVENTH: Article FIFTH, of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                           Pursuant to Section 2-105 of the Maryland General
                  Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more classes of shares of Common Stock, to fix the number of shares in any such class and to classify or reclassify any unissued shares with respect to such class. Any such class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying or reclassifying unissued shares in the aforesaid manner, one or more classes in addition to those initially designated as named below. Subject to such aforesaid power, the Board of Directors has designated thirty-two portfolios of the Corporation and for each had designated two classes of shares of Common Stock except the Municipal Money Market and International Small Cap Portfolios. The names of such classes and the number of shares of Common Stock classified and allocated to these classes are as follows:

                                                        NUMBER OF SHARES
                                                        OF COMMON STOCK
NAME OF CLASS                                           CLASSIFIED AND ALLOCATED
-------------                                           ------------------------
Money Market Portfolio - Class A                        4,000,000,000 shares
Money Market Portfolio - Class B                        2,000,000,000 shares
Municipal Money Market Portfolio - Class A              4,000,000,000 shares
Small Company Growth Portfolio - Class A                500,000,000 shares
Small Company Growth Portfolio - Class B                500,000,000 shares
International Equity Portfolio - Class A                500,000,000 shares
International Equity Portfolio - Class B                500,000,000 shares
Value Equity Portfolio - Class A                        500,000,000 shares
Value Equity Portfolio - Class B                        500,000,000 shares
Fixed Income Portfolio - Class A                        500,000,000 shares
Fixed Income Portfolio - Class B                        500,000,000 shares
Balanced Portfolio - Class A                            500,000,000 shares
Balanced Portfolio - Class B                            500,000,000 shares
Global Value Equity Portfolio - Class A                 500,000,000 shares
Global Value Equity Portfolio - Class B                 500,000,000 shares
Global Fixed Income Portfolio - Class A                 500,000,000 shares
Global Fixed Income Portfolio - Class B                 500,000,000 shares
European Value Equity Portfolio - Class A               500,000,000 shares
European Value Equity Portfolio - Class B               500,000,000 shares
Equity Growth Portfolio - Class A                       500,000,000 shares
Equity Growth Portfolio - Class B                       500,000,000 shares
Asian Equity Portfolio - Class A                        500,000,000 shares
Asian Equity Portfolio - Class B                        500,000,000 shares
Active International Allocation Portfolio - Class A     500,000,000 shares


Active International Allocation Portfolio - Class B     500,000,000 shares
International Small Cap Portfolio - Class A             1,000,000,000 shares
High Yield Portfolio - Class A                          500,000,000 shares
High Yield Portfolio - Class B                          500,000,000 shares
Emerging Markets Portfolio - Class A                    500,000,000 shares
Emerging Markets Portfolio - Class B                    500,000,000 shares
Small Cap Value Equity Portfolio - Class A              500,000,000 shares
Small Cap Value Equity Portfolio - Class B              500,000,000 shares
Emerging Markets Debt Portfolio - Class A               500,000,000 shares
Emerging Markets Debt Portfolio - Class B               500,000,000 shares
Mortgage-Backed Securities Portfolio - Class A          500,000,000 shares
Mortgage-Backed Securities Portfolio - Class B          500,000,000 shares
Municipal Bond Portfolio - Class A                      500,000,000 shares
Municipal Bond Portfolio - Class B                      500,000,000 shares
Japanese Value Equity Portfolio - Class A               500,000,000 shares
Japanese Value Equity Portfolio - Class B               500,000,000 shares
Gold Portfolio - Class A                                500,000,000 shares
Gold Portfolio - Class B                                500,000,000 shares
China Growth Portfolio - Class A                        500,000,000 shares
China Growth Portfolio - Class B                        500,000,000 shares
Latin American Portfolio - Class A                      500,000,000 shares
Latin American Portfolio - Class B                      500,000,000 shares
Focus Equity Portfolio - Class A                        500,000,000 shares
Focus Equity Portfolio - Class B                        500,000,000 shares
U.S. Real Estate Portfolio - Class A                    500,000,000 shares
U.S. Real Estate Portfolio - Class B                    500,000,000 shares
MicroCap Portfolio - Class A                            500,000,000 shares
MicroCap Portfolio - Class B                            500,000,000 shares
International Magnum Portfolio - Class A                500,000,000 shares
International Magnum Portfolio - Class B                500,000,000 shares
Technology Portfolio - Class A                          500,000,000 shares
Technology Portfolio - Class B                          500,000,000 shares
U.S. Equity Plus Portfolio - Class A                    500,000,000 shares
U.S. Equity Plus Portfolio - Class B                    500,000,000 shares
Asian Real Estate Portfolio - Class A                   500,000,000 shares
Asian Real Estate Portfolio - Class B                   500,000,000 shares
European Real Estate Portfolio - Class A                500,000,000 shares
European Real Estate Portfolio - Class B                500,000,000 shares

         EIGHTH: These Articles of Amendment shall be effective upon the later of May 1, 2001, or the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record.

         IN WITNESS WHEREOF, Morgan Stanley Dean Witter Institutional Fund, Inc. has caused these Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 23rd day of April, 2001.


                 MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.



                                            By: /s/Ronald E. Robison
                                                --------------------
                                                Ronald E. Robison
                                                President


[SEAL]

Attest:



/s/Mary E. Mullin
-----------------
Mary E. Mullin
Secretary

                  THE UNDERSIGNED, President of Morgan Stanley Dean Witter Institutional Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                            By: /s/Ronald E. Robison
                                                --------------------
                                                Ronald E. Robison
                                                President